SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2006
AXCESS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11933	85-0294536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3208 Commander Drive, Carrollton, Texas (Address of principal executive offices)	75006 (Zip Code)
Registrant’s telephone number, including area code (972) 407-6080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     On December 1, 2006 the Company raised $750,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. The Company will use the proceeds for general working capital.
     $150,000 of the 2006B Preferred Equity Offering was from Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder and $300,000 was from Richard C.E. Morgan our chairman and an affiliate of the Amphion Group.
Item 9.01. Exhibits.

10.1	Axcess International Inc. Stock Purchase Agreement relating to the 2006B Preferred Equity Offering.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCESS INTERNATIONAL, INC. (Registrant)
December 4, 2006	/s/ ALLAN GRIEBENOW
(Date)	Allan Griebenow
President and Chief Executive Officer